Exhibit 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350

     In connection with the Quarterly Report on Form 10-Q of Eclipsys Corporation (the “Company”) for the period ended September 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Paul L. Ruflin, Chief Executive Officer of the Company, and Robert J. Colletti, Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, that:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

     A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

/s/ Paul L. Ruflin

Dated:	November 6, 2003	Paul L. Ruflin Chief Executive Officer

/s/ Robert J. Colletti

Dated:	November 6, 2003	Robert J. Colletti Chief Financial Officer